POWER OF ATTORNEY
Know all by these presents, I hereby appoint
Price W. Wilson and Donna Huete,
or either of them, to act as my agent
and attorney-in-fact for the purpose
of completing, executing and
filing on my behalf with the
Securities and Exchange Commission,
the New York Stock Exchange, Inc. or
any other exchange or self regulatory body,
any Form 3 "Initial Statement of Beneficial
Ownership of Securities", Form 4
"Statement of Changes in Beneficial
Ownership of Securities",Form 5
"Annual Statement of Beneficial
Ownership of Securities," or any other
similar form to report securities
ownership that may, in the opinion of
any of them be necessary, with
respect to any transaction
in securities of W&T Offshore, Inc.

Nothing herein shall relieve me of
the responsibility for the accuracy of
the information and representations
contained in any Form 3, Form 4, Form 5,
or other similar form completed,
executed and filed pursuant to this power of attorney.

This power of attorney shall supersede all
similar prior powers of attorney
and will remain effective as to
the agents and attorneys-in-fact referred to
above until I revoke or amend it by written
notice to such persons or until
the undersigned is no longer required to
file Form 3, Form 4, Form 5, or
other similar form completed, executed
and filed pursuant to this power of attorney.
IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney
to be executed on this 28th day of September 2005.

/s/ Stephen A. Landry
______________________
Stephen A. Landry